Exhibit 10.53

EXECUTION VERSION

AMENDMENT NO. 3 TO GUARANTY

AMENDMENT NO. 3 TO GUARANTY, dated as of December 26, 2023 and effective as of the Amendment Effective Date (as defined below) (this “Amendment”), between CLAROS MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Repurchase Agreement or the Guaranty (each, as defined below).

RECITALS

WHEREAS, CMTG DB FINANCE LLC, a Delaware limited liability company (“Master Seller”) and Buyer are party to that certain Amended and Restated Master Repurchase Agreement dated as of August 17, 2022 (as so amended and restated, the “Repurchase Agreement”), between Master Seller and Buyer.

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guaranty, dated as of June 26, 2019, as amended by that certain Amendment No. 1 to Guaranty, dated as of August 17, 2022, as amended by that certain Amendment No. 2 to Guaranty, dated as of March 28, 2023 (as amended hereby and as further amended, restated or otherwise modified from time to time, the “Guaranty”);

WHEREAS, Guarantor and Buyer wish to amend the Guaranty upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer each hereby agree as follows, effective as of the Amendment Effective Date:

SECTION 1. AMENDMENT TO GUARANTY.

(a) Section 5(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(c) permit the ratio of Guarantor’s EBITDA for the most recently ended period of twelve (12) consecutive months ended on or prior to such date of determination to Guarantor’s Interest Expense for such period to be less than 1.40 to 1.00; provided, however, with respect to the fiscal quarters ending on December 31, 2023 and March 31, 2024, respectively, the foregoing ratio shall be

1.30 to 1.00; or”

SECTION 2. Conditions Precedent; Effective Date. This Amendment shall become effective on the first date upon which (i) each party hereto has executed and delivered its counterpart signatures to this Amendment and (ii) Buyer shall have received a written certification (which may be in the form of e-mail) from Guarantor that, with respect to each other master repurchase or loan-on-loan facility under which Guarantor is obligated to comply with an EBITDA-to- interest coverage ratio or similar financial covenant (any such financial covenant, an “Interest

Coverage Covenant” and any such other facility, an “Other Facility”), Guarantor has entered into amendments to implement the changes set forth in this Amendment in such Other Facility, and, in each case, after giving effect to such amendment, the Interest Coverage Covenant set forth in such Other Facility is no more restrictive to Guarantor than the Interest Coverage Covenant set forth in Section 5(c) of the Guaranty after giving effect to this Amendment. For the avoidance of doubt, Guarantor hereby acknowledges and agrees that, notwithstanding the changes to Section 5(c) of the Guaranty set forth in this Amendment, Section 5 of the Guaranty shall remain at all times subject to Section 34 of the Guarantee in all respects (such date, the “Amendment Effective Date”).

SECTION 3. Guarantor’s Representations and Warranties. Guarantor hereby represents and warrants to Buyer, as of the date hereof (after giving effect to this Amendment), that (i) it is in compliance with all of the terms and provisions set forth in the Repurchase Agreement and the other Transaction Documents on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms as of the date hereof each of the representations and warranties made by it in Section 10 of the Repurchase Agreement, as amended hereby, and in all of the other Transaction Documents, and further hereby certifies that Guarantor is, as of the date hereof, in compliance with the financial covenants set forth in Section 5 of the Guaranty.

SECTION 4. Acknowledgments of Guarantor. Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement, the Guaranty and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that from and after the effectiveness of this Amendment, (a) each reference in the Repurchase Agreement to “this Agreement”, “this Repurchase Agreement”, “hereof”, “herein” or words of similar effect shall be deemed to be references to the Repurchase Agreement as amended by this Amendment, (b) each reference in the Guaranty to “this Guaranty”, “hereof”, “herein” or words of similar effect shall be deemed to be references to the Guaranty as amended by this Amendment, (c) each reference therein to the “Transaction Documents” shall be deemed to include, in any event, this Amendment and (d) each reference to the “Repurchase Agreement” or the “Guaranty” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement or Guaranty, as amended hereby.

SECTION 6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

CLAROS MORTGAGE TRUST, INC., a

Maryland corporation

By: Name: J. Michael McGillis

Title: Authorized Signatory

[Signatures Continue on Following Page]

BUYER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:

Name: Chris Jones

Title: Managing Director

By:

Name: Vishal Mahadkar

Title: Vice President